Exhibit 99.1

Media / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com

Brandywine Realty Trust Closes 6.90% Series E Cumulative Redeemable Preferred Share Offering

RADNOR, PA, April 11, 2012 — Brandywine Realty Trust (the “Company”) (NYSE: BDN) announced today that it has closed its public offering of 4,000,000 shares of 6.90% Series E Cumulative Redeemable Preferred Shares. Net proceeds from the offering totaled approximately $96.3 million, after deducting the underwriting discount and our estimated expenses, but before giving effect to any exercise of the underwriters’ over-allotment option.

The Company intends to use the net proceeds from this offering to fund its previously announced redemption of all 2,000,000 shares of its outstanding 7.50% Series C Cumulative Redeemable Preferred Shares at $25.00 per share, plus accumulated and unpaid dividends, if any, and for other general corporate purposes, which may include acquisitions, real estate development activities and repurchases or redemption of debt or other outstanding preferred shares. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup acted as the joint book-running managers of the offering. J.P. Morgan Securities LLC and RBC Capital Markets acted as senior co-managers, and Janney Montgomery Scott and PNC Capital Markets acted as co-managers of the offering

This offering was made pursuant to an effective shelf registration statement and related prospectus and preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Copies of the final prospectus supplement and accompanying prospectus for this offering may be obtained by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, 100 West 33rd Street, 3rd Floor, New York, NY 10001, Attention: Prospectus Department, by email at dg.prospectus_requests@baml.com; or Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, Attention: Prospectus Department, telephone: (800) 831-9146 or email: batprospectusdept@citi.com.

About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 305 properties and 34.6 million square feet, including 231 properties and 25.1 million square feet owned on a consolidated basis and 52 properties and 6.5 million square feet in 18 unconsolidated real estate ventures. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087 Phone:	(610) 325-5600 Fax: (610) 325-5622

with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.